Exhibit 99.1

Altiris Reports Financial Results for Second Quarter of 2005

SALT LAKE CITY – August 3, 2005 – Altiris, Inc. (Nasdaq: ATRS), a pioneer of IT lifecycle management solutions that reduce the total cost of owning information technology, today announced financial results for the second quarter ended June 30, 2005.

For the second quarter, the Company reported total revenue of $46.3 million, an increase of 16 percent over $40.0 million reported in the second quarter of 2004. Net income for the second quarter of 2005 was $4.0 million, or $0.14 per diluted share, including $10.0 million in other income related to a legal settlement, offset by $2.6 million for the amortization of acquired intellectual property, $952,000 for amortization of intangible assets and $2.7 million in stock-based compensation. This compares to net income of $3.7 million, or $0.13 per diluted share, reported in the second quarter of 2004, and includes $1.0 million for the amortization of acquired intellectual property, $681,000 for amortization of intangible assets, and $145,000 in stock-based compensation.

On a pro forma basis, the Company reported net income of $1.9 million, or $0.07 per diluted share, for the second quarter of 2005, excluding $10.0 million in other income related to a legal settlement, $2.6 million for the amortization of acquired intellectual property, $952,000 for amortization of intangible assets and $2.7 million in stock-based compensation, and applying a tax rate of 35 percent.

“Although the second quarter was challenging, we continued to make good progress across our market with new and existing customers and partners,” commented Greg Butterfield, chairman and CEO of Altiris. “We demonstrated growth in revenue from server and asset management, as well as increased demand for patch management and security solutions. We are pleased to report strength in revenue contribution through our VAR and systems integrator partners, where we are refocusing efforts to drive additional opportunities.”

“While we do not believe that the spending environment in our market will improve radically in the second half of 2005, we believe that we have taken the appropriate steps to increase the productivity and efficiency of our sales force, adjust our operating model and position us to take better advantage of the opportunities ahead of us. As a result, we are optimistic about our future,” concluded Butterfield.

Earnings Call Information

Altiris, Inc. will broadcast a conference call discussing the company’s second quarter results on Wednesday, August 3 beginning at 5:00 p.m. Eastern Time. A live Webcast of the call will be available from the Investor Relations section of the company’s corporate website at http://phx.corporate-ir.net/phoenix.zhtml?c=131071&p=irol-irhome. For those unable to listen to the live Webcast, a replay of the call will also be available on the Altiris Website, or by dialing 877-519-4471 and entering passcode 6310978.

Pro Forma Financial Measures

In this earnings release and during our earnings conference call and Webcast to be broadcast on August 3, 2005 as described above, we use or plan to discuss certain pro forma financial measures, which may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between pro forma and GAAP measures can be found in the accompanying tables and on the Investor Relations Section of our website at www.altiris.com. We believe that, while these pro forma measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s cash requirements for ongoing operating activities. These pro forma measures have been reconciled to the nearest GAAP measure as required under SEC rules regarding the use of non-GAAP financial measures. We compute pro forma net income by adjusting GAAP net income before taxes for amortization of acquisition-related intellectual property, amortization of other acquired intangible assets such as customer lists and work force, stock-based compensation and a legal settlement. In addition, we used a pro-forma tax rate of 35 percent for the second quarters of 2005 and 2004.

About Altiris

Altiris, Inc. is a pioneer of IT lifecycle management software that allows IT organizations to easily manage desktops, notebooks, thin clients, handhelds, industry-standard servers, and heterogeneous software including Windows, Linux and UNIX. Altiris automates and simplifies IT projects throughout the life of an asset to reduce the cost and complexity of management. Altiris client and mobile, server, and asset management solutions natively integrate via a common Web-based console and repository. For more information, visit www.altiris.com.

Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the refocusing of our efforts with our VAR and systems integrator partners, the spending environment in our market during the second half of 2005, steps taken to increase the productivity and efficiency of our sales force, adjust our operating model and better position us for future opportunities, and our optimism for the future. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ, including, but not limited to, our inability to develop and expand our VAR, systems integrator and other indirect sales channels, changes in economic conditions generally or technology spending in particular, factors affecting our ability to realize the anticipated cost savings and efficiencies from the adjustments made to our operating model, problems or delays in reducing our cost structure, our inability to align our expenses with anticipated revenues and Company strategy, our inability to achieve the anticipated benefits of recently acquired businesses, fluctuations in our future quarterly revenue and operating results, slower than expected closure rates on larger transactions, any deterioration of our relationships with HP, Dell, Fujitsu Siemens Computers, Microsoft and other OEMs and strategic partners, our inability to compete effectively in an increasingly competitive market, our inability to manage expenses, disruptions in our business and operations as a result of acquisitions, difficulties and delays in product development, our failure to expand our customer base, the length and complexity of our product sales cycle, reduced market acceptance of our products and services, our failure to continue to meet the sophisticated and changing needs of our customers, risks inherent in doing business internationally, our inability to implement and maintain adequate internal systems and effective internal control over financial reporting, changes in relevant accounting standards and securities laws and regulations, and such other risks as identified in our Quarterly Report on Form 10-Q for the period ended March 31, 2005 as filed with the Securities and Exchange Commission and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements. Altiris assumes no obligation and does not intend to update these forward-looking statements.

(TABLES TO FOLLOW)

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Altiris contact:	Investor contacts:
Susan Richards	Erica Abrams, Vanessa Lehr
Altiris Inc.	The Blueshirt Group for Altiris
801-805-2783	415-217-7722
srichards@altiris.com	erica@blueshirtgroup.com
vanessa@blueshirtgroup.com

Altiris, Inc.

Consolidated Statements of Operations

(Unaudited)

(in 000’s, except per share data)

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004
Revenue:
Software	$26,054	$25,561	$54,781	$50,278
Services	20,277	14,462	38,483	27,157

Total revenue	46,331	40,023	93,264	77,435

Cost of revenue:
Software	111	226	263	547
Amortization of acquired intellectual properties	2,603	1,020	4,419	2,068
Services	6,722	4,988	12,686	9,192

Total cost of revenue	9,436	6,234	17,368	11,807

Gross profit	36,895	33,789	75,896	65,628

Operating expenses:
Sales and marketing	20,823	15,344	38,389	30,440
Research and development	10,643	7,766	20,141	15,657
General and administrative	5,344	3,517	11,382	6,584
Amortization of intangible assets	952	681	2,017	1,345
Write-off of in-process research and development	—	—	1,600	—
Stock-based compensation	2,748	145	2,802	303

Total operating expenses	40,510	27,453	76,331	54,329

Income (loss) from operations	(3,615)	6,336	(435)	11,299

Other income, net	10,208	191	10,255	412

Income before income taxes	6,593	6,527	9,820	11,711

Provision for income taxes	(2,559)	(2,833)	(3,729)	(4,924)

Net income	$4,034	$3,694	$6,091	$6,787

Basic net income per share	$0.15	$0.14	$0.22	$0.26

Diluted net income per share	$0.14	$0.13	$0.22	$0.25

Basic shares	27,441	26,349	27,368	26,228

Diluted shares	28,271	27,553	28,313	27,465

PRO FORMA ADJUSTMENTS

GAAP income before income taxes	$6,593	$6,527	$9,820	$11,711

Add back:
Amortization of acquired intellectual properties	2,603	1,020	4,419	2,068
Amortization of intangible assets	952	681	2,017	1,345
Write-off of in-process research and development	—	—	1,600	—
Litigation settlement	(10,000)	—	(10,000)	—
Stock-based compensation	2,748	145	2,802	303

Pro forma income before income taxes	2,896	8,373	10,658	15,427

Pro forma provision for income taxes (35%)	(1,014)	(2,931)	(3,730)	(5,399)

Pro forma net income	$1,882	$5,442	$6,928	$10,028

Pro forma net income per share:
Basic	$0.07	$0.21	$0.25	$0.38

Diluted	$0.07	$0.20	$0.24	$0.37

Shares used to compute pro forma net income per share:
Basic	27,441	26,349	27,368	26,228

Diluted	28,271	27,553	28,313	27,465

Altiris, Inc.

Consolidated Balance Sheets

(in 000’s)

	June 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and marketable securities	$139,487	$183,447
Accounts receivable, net	38,056	40,056
Prepaid expenses and other current assets	3,416	4,171
Deferred tax asset	1,110	1,757

Total current assets	182,069	229,431

Property and equipment, net	6,921	5,713
Intangible assets, net	40,343	26,516
Goodwill	67,504	16,425
Other assets	293	157

Total Assets	$297,130	$278,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	$1,248	$994
Accounts payable	4,541	2,661
Accrued salaries and benefits	11,161	12,106
Other accrued expenses	7,714	13,951
Deferred revenue	43,560	38,007

Total current liabilities	68,224	67,719

Capital lease obligations, net of current portion	1,346	871
Other accrued expenses, non-current	57	—
Deferred tax liability, non-current	3,272	2,755
Deferred revenue, non-current	4,267	4,689

Total liabilities	77,166	76,034

Stockholders’ equity:
Common stock	3	3
Additional paid in capital	215,352	194,789
Deferred compensation	(8,367)	(255)
Accumulated other comprehensive income	(342)	444
Retained earnings	13,318	7,227

Total stockholders’ equity	219,964	202,208

Total liabilities and stockholders’ equity	$297,130	$278,242